As filed with the Securities and Exchange Commission on August 4, 2022
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma	73-1481638
(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

OGE ENERGY CORP. 2022 Stock Incentive Plan
(Full Title of the Plan)

SEAN TRAUSCHKE
Chairman of the Board, President and Chief Executive Officer
OGE ENERGY CORP.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Name and Address of Agent for Service)

(405) 553-3000
Telephone Number, Including Area Code, of Agent for Service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Non-accelerated Filer	☐	Emerging Growth Company	☐
Accelerated Filer	☐	Smaller Reporting Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information. *

Item 2.        Registrant Information and Employee Plan Annual Information. *

* Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents as filed by OGE Energy Corp. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

•The Registrant's Annual Report on Form 10-K for the year ended December 31, 2021;

•The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•The Registrant's Current Reports on Form 8-K, filed with the SEC on May 23, 2022 and July 20, 2022; and

•The description of the Registrant's Common Stock filed as Exhibit 4.26 to its Annual Report on Form 10-K for the year ended December 31, 2021.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

Section 1031 of the Oklahoma General Corporation Act provides that a corporation may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by them as a result of serving in that capacity, subject to some limitations and conditions set forth in the statute. Substantially similar provisions that require indemnification are contained in the Registrant’s Restated Certificate of Incorporation. The Registrant’s Restated Certificate of Incorporation also contains provisions limiting the liability of its directors and officers in some instances. The Registrant has an insurance policy covering its directors and officers against specified personal liability, which may include liabilities under the Securities Act.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

Exhibit No.	Description
4.01
Restated OGE Energy Corp. Certificate of Incorporation. (Filed as Exhibit 3.01 to the Registrant's Form 10-Q for the quarter ended June 30, 2013 (File No. 1-12579)) and incorporated by reference herein).

4.02	Amended OGE Energy Corp. By-laws dated February 22, 2017. (Filed as Exhibit 3.01 to Registrant's Form 8-K filed February 23, 2017 (File No. 1-12579) and incorporated by reference herein).
4.03	OGE Energy Corp. 2022 Stock Incentive Plan. (Filed as Appendix B to Registrant's Definitive Proxy Statement filed April 4, 2022 (File No. 1-12579) and incorporated by reference herein).
5.01+	Opinion of counsel as to legality of the shares of common stock.
23.01+	Consent of Ernst & Young LLP.
23.02+	Consent of Deloitte & Touche LLP for the Financial Statements of Enable Midstream Partners, LP as of and for the three years ended December 31, 2020.
23.03+	Legal counsel's consent (Included in Exhibit 5.01).
24.01+	Power of attorney of certain officers and directors.
107.01+	Filing Fee Table.

‘+ Represents exhibits filed herewith. All exhibits not so designated are incorporated by reference to a prior filing, as indicated.

Item 9.        Undertakings.

The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That:

(a)Paragraphs (1)(i) and (1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(b)Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)If the registrant is relying on Rule 430B:

(a)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(b)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 4th day of August, 2022.

OGE ENERGY CORP.

/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Trauschke
Sean Trauschke	Chairman of the Board, President and Chief Executive Officer	August 4, 2022
(Principal Executive Officer)

/s/ W. Bryan Buckler
W. Bryan Buckler	Chief Financial Officer	August 4, 2022
(Principal Financial Officer)
/s/ Sarah R. Stafford
Sarah R. Stafford	Controller and Chief Accounting Officer	August 4, 2022
(Principal Accounting Officer)
*
Frank A. Bozich	Director	August 4, 2022
*
Peter D. Clarke	Director	August 4, 2022
*
David L. Hauser	Director	August 4, 2022
*
Luther C. Kissam, IV	Director	August 4, 2022
*
Judy R. McReynolds	Director	August 4, 2022
*
David E. Rainbolt	Director	August 4, 2022
*
J. Michael Sanner	Director	August 4, 2022
*
Sheila G. Talton	Director	August 4, 2022

*By: /s/ Sean Trauschke		August 4, 2022
(Attorney-in-fact)